CHANGE OF CONTROL AGREEMENT



         THIS AGREEMENT ("Agreement"), by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the "Company") and __________________________ (the "Employee") is entered into as of the 1st day of January, 1996 (the "Effective Date");

         WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company;

         WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with appropriate compensation and benefits arrangements upon a Change of Control which are competitive with those of other corporations; and

         WHEREAS, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Certain Definitions. (a) The "Change of Control Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(ii) otherwise arose in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

                  (b) The "Change of Control Period" shall mean the period commencing on the Effective Date and ending on the day after the date of Employee's termination of employment from the Company or, if earlier, the date which is 396 days after the Change of Control Date.

                  (c)      "Cause" shall mean:

                           (1)      the  willful  and  continued  failure of the
Employee to perform substantially the Employee's duties with the Company or one of its affiliates after a written demand for substantial performance is delivered to the Employee by the Executive Committee of the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Executive Committee of the Board or Chief Executive Officer believes that the Employee has
                                        1

not substantially performed the Employee's duties, after which Employee shall have a reasonable amount of time to remedy such failure to substantially perform his or her duties; or

                           (2)      the willful  engaging  by  the  Employee  in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

                  For purposes of this provision, no act, or failure to act, on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, or the Executive Committee of the Board, or upon the instructions of the Chief Executive Officer, or an Executive Vice President (or higher ranking officer), of the Company, or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Executive Committee of the Board at a meeting of the Executive Committee of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Executive
Committee of the Board), finding that, in the good faith opinion of the Executive Committee of the Board, the Employee is guilty of the conduct described in subparagraph (1) or (2) above, and specifying the particulars thereof in detail.

                  (d)      "Good Reason" shall mean:

                           (1)      the assignment to the Employee of any duties
inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on either the Change of Control Date or the date which is 120 days prior to the Change of Control Date (if such earlier date is selected by Employee) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (2)      the  Company's  requiring the Employee to be
based at any office or location more than 35 miles from the location where Employee was employed on the Change of Control Date or the date which is 120 days prior to the Change of Control Date (if such earlier date is selected by Employee);

                           (3)      a  reduction  in   Employee's  annual   base
salary, maximum annual bonus opportunity (including, without limitation, the use of bonus goals that are not reasonable and consistent with the bonus goals established for the preceding year), or participation in employee benefit plans, as such salary, bonus and plans were in effect on either the Change of Control Date or the date which is 120 days prior to the Change of Control Date (if such earlier date is selected by Employee) provided, however, that a reduction in the level of retirement or welfare benefits shall not be considered "Good Reason" so long as Employee is participating in retirement and welfare plans that are substantially equivalent to those provided to peer employees of Company and its affiliated companies; or

                           (4)      any  failure  by  the Company to comply with
and satisfy Section 8(c) of this Agreement.

                  For   purposes   of  this   Section   1(d),   any  good  faith
determination of "Good Reason" made by the Employee shall be conclusive.

                  (e) "Disability" shall be defined the same as such term is defined in either, at the selection of the Employee, (a) the group long-term disability insurance plan sponsored or maintained by Company on the Change of Control Date in which Employee participates or (b) any individual long-term disability insurance arrangement in effect on the Change of Control Date, the premiums of which are paid by Company for the benefit of Employee.

         2. Change of Control. For the purposes of this Agreement, a "Change of Control" shall mean:

                  (a) the acquisition by any "person" ("Person"), as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee) or an "Exempt Person" as defined below), of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company's then outstanding securities;

                  (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                  (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company's outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than two-thirds (2/3) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business
Combination, of the total number of shares of the Company's outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination, or an "Exempt Person" as defined below) beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) the occurrence of a "Triggering Event" as such term is defined in the Rights Agreement dated April 20, 1989, by and between the Company and Trust Company Bank ("Rights Agreement"), the provisions of which, as such provisions and Rights Agreement may be amended from time to time, are incorporated herein by this reference, but only so long as the Rights Agreement is in effect.

For purposes of this Section 2, an "Exempt Person" shall mean (1) any shareholder who (i) is a descendent of D. Abbott Turner (the "Turner Family"),
(ii) any shareholder who is affiliated or associated, as defined in the Rights Agreement, with the Turner Family, or (iii) any person who would otherwise become a "beneficial owner" of 20% of the total number of shares of the Company's then outstanding securities as a result of the receipt of the Company's securities or a beneficial interest in the Company's securities from one or more members of the Turner Family by way of gift, devise, descent or distribution (but not by way of sale) unless any such person, together with his or her affiliates and associates, becomes the "beneficial owner" of more than 30% of the total number of shares of the Company's then outstanding securities; and (2) any person who is not otherwise an Exempt Person and who as of April 20, 1989 was the beneficial owner of 10% or more of the total number of shares of the Company's then outstanding securities unless and until such person shall become the beneficial owner of any additional outstanding Company securities.

For purposes of this Section 2, a "Change of Control" shall not result from any transaction precipitated by the Company's insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

         3. Obligations of Company Upon Termination. In the event Employee's employment by Company (a) is terminated before the one-year anniversary date of the Change of Control Date either (i) by the Company for any reason other than Cause or Employee's death or Disability or (ii) by Employee for Good Reason; or
(b) is terminated on, or within the 30-day period following, the one-year anniversary date of the Change of Control Date by Employee for any reason or no reason, or by the Company for any reason other than Cause or Employee's death or Disability, then

                  (a) The Company shall pay to Employee in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                           (1)      three  times  the  sum  of:  (a)  Employee's
annual base salary as in effect immediately prior to Employee's termination; plus (b) the product of (i) Employee's annual base salary as in effect immediately prior to Employee's termination of employment multiplied by (ii) a percentage equal to the average percentage of Employee's annual bonus earned with respect to the three calendar years ended prior to Employee's termination, measured as a percentage of Employee's annual base salary for the year the bonus was earned;

                           (2)      the product of (a) a fraction, the numerator
of which is the greater of (i) six, or (ii) number of full months Employee worked in the calendar year of Employee's termination (e.g., an October 1 termination date results in a numerator of 9) and the denominator of which is 12; multiplied by (b) the maximum annual bonus for which Employee was eligible immediately prior to Employee's termination; and

                           (3)      the  product  of  (a)  Employee's  long-term
market grant (equal to Employee's annual base salary as in effect immediately prior to Employee's termination multiplied by the market multiple for long-term incentive grants for Employee's position on the Change of Control Date as set forth in the market survey being used by Company in making long-term incentive grants); multiplied by (b) either (i) 150%, if Employee has received a long-term incentive award in the calendar year of Employee's termination of employment, or
(ii) 250%, if Employee has not received a long-term incentive award in the calendar year of Employee's termination.

For purposes of this Agreement, "annual base salary" means Employee's annual rate of pay excluding all other elements of compensation such as, without limitation, bonuses, perquisites, restricted stock awards, stock options, and retirement and welfare benefits.

                  (b)  For  three  years   after   Employee's   termination   of
employment, the Company shall continue to provide medical and welfare benefits (including, without limitation, medical, prescription, dental, disability (both individual and group arrangements), life (both individual and group arrangements), and accidental death and dismemberment plans and programs) to Employee and Employee's dependents at the level of coverage elected by Employee during the open enrollment period immediately preceding Employee's termination of employment date under benefit plans that are generally equivalent to those provided generally at any time after the Effective Date to other peer employees of the Company and its affiliated companies (excluding individual disability and individual life insurance arrangements, which must continue to be provided regardless of whether provided to peer employees); provided, however, that if Employee becomes reemployed with another employer (specifically excluding self-employment) and is eligible to receive medical or other welfare benefits under another employer provided plan, Company shall terminate all medical and other welfare benefits being provided hereunder; and provided further, however, that, at the election of Employee, or at the election of Company if Employee is not eligible to participate under the terms of such medical and welfare benefit plans (including COBRA continuation coverage for which Executive is eligible), Company shall pay Employee an agreed upon lump sum amount in cash in lieu of the benefits described in this Section 3(b), not to exceed 25% of the lump sum amount payable to Employee pursuant to Section 3(a) of this Agreement.

                  (c) The Company shall not be obligated under this Agreement to provide outplacement assistance or any other benefits and perquisites not covered above, such as a Company-provided automobile, country club and dining club dues, health club dues, retirement benefits, etc.

         4. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor, subject to Section 9(f), shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         5. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and, except as otherwise provided in this Agreement, such amounts shall not be reduced whether or not the Employee obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         6. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
(6) (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes on the Gross-Up Payment including, without limitation, any income taxes, employment taxes, excise taxes, and interest and penalties imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick or such other nationally recognized certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee may appoint another nationally recognized certified public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 6(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

                  (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (1)      give  the Company any information reasonably
requested by the Company relating to such claim,

                           (2)      take  such  action   in    connection   with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (3)      cooperate  with the Company in good faith in
order effectively to contest such claim, and

                           (4)      permit  the  Company  to  participate in any
proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 6(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         7. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         8. Successors. (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         9. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid

                           If to the Employee:

                           To the Employee's most recent home address as filed with the Company

                           If to the Company:

                           Synovus Financial Corp.
                           P. O. Box 120
                           Columbus, GA  31902
                           Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Employee's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 3 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) The Employee and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Employee and the Company, the

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employment  of the Employee by the Company is "at will" and,  subject to Section
1(a) hereof, prior to the Change of Control Date, the Employee's employment may be terminated by either the Employee or the Company at any time prior to the Change of Control Date, in which case the Employee shall have no further rights under this Agreement. In addition, in the event Employee's employment is terminated as a result of Employee's death or Disability, Employee shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

                  (g) This Agreement is executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all being done in duplicate originals, with one original being delivered to each party hereto, all as of the day and year first above written.



                                      ---------------------------------
                                         [Employee]



                                    SYNOVUS FINANCIAL CORP.


                                    By:      _________________________________

                                   Title:   _________________________________


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